Exhibit 5.1

Gray Cary Ware & Freidenrich LLP

2000 University Avenue

East Palo Alto, California 94303-2248

March 9, 2004

RAE Systems Inc.

1339 Moffett Park Drive

Sunnyvale, California 94089

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for RAE Systems Inc., a Delaware corporation (the “Company”), in connection with the registration of the resale under the Securities Act of 1933, as amended, of up to 34,913,463 shares (the “Shares”) of the Company’s Common Stock, $0.001 par value per share, including 6,107,576 shares issuable pursuant to the exercise of warrants for the purchase of common stock (the “Warrant Shares”). In this regard, we have participated in the preparation of a Registration Statement on Form S-3 relating to the Shares, to be filed by you with the Securities and Exchange Commission on or about March 9, 2004 (such Registration Statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”).

We understand that the Shares are to be sold for resale to the public as described in the Registration Statement. We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based upon the foregoing, it is our opinion that (i) the Shares (other than the Warrant Shares) have been legally issued and are fully paid and nonassessable and (ii) the Warrant Shares, when issued and delivered upon exercise of the warrants and receipt by the Company of payment in full therefor in accordance with the terms of such warrants, will be legally issued and fully paid and nonassessable shares.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement to the use of our name wherever it appears in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

Very truly yours,

/s/ Gray Cary Ware & Freidenrich LLP

GRAY CARY WARE & FREIDENRICH LLP